EXHIBIT 4.6

EXECUTION COPY

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b 2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

AMENDMENT DEED TO CONTRIBUTION AGREEMENT

(1)  MLU B.V. Schiphol Boulevard 165, 1118 BG Schiphol, Amsterdam, Netherlands (Registered Number 69160899) (the "Company");

(2)  Yandex N.V., of Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands (Registered Number 27265167) ("Maple Leaf");

(3)  Stichting Yandex Equity Incentive, of Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands, and registered with the trade register of the Chamber of Commerce under number 57035504 (or any successor, the "Foundation"); and

(4)  Uber International C.V., of Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (Netherlands Registered Number 58046143) ("United").

each being a "Party", and together the "Parties", to this letter agreement.

[31] January 2018

Contribution Agreement

1.          We refer to the Contribution Agreement dated July 13, 2017 between the Company, Maple Leaf, the Foundation and United (the "Contribution Agreement") (as amended, including pursuant to a side letter agreement between the Parties dated December 22, 2017 (the "Completion Date Side Letter")).

2.          The Parties have agreed to amend the terms of the Contribution Agreement **.

3.          All capitalised terms not defined herein shall have the same meaning given in the Contribution Agreement, and any reference in this Deed to a Section, clause, paragraph, schedule or Exhibit is, unless otherwise stated, a reference to a Section, clause, paragraph, schedule or Exhibit of the Contribution Agreement.

4.          Amendment to United Working Capital Adjustment and Completion Deliverables

4.1         Section 2.8(d) shall be deleted in its entirety and replaced with the following:

"  (d)      If, and only if, upon final determination in accordance with the terms of this Section 2.8:

(i)          the United Post-Completion Adjustment Amount is an amount less than -**, then, within ** of such final determination, United shall pay or cause to be paid to JV Newco or one of its designees, by wire transfer of immediately available funds, an amount in cash equal to the absolute value of the difference between the United Post-Completion Adjustment Amount and **; or

(ii)         the United Post-Completion Adjustment Amount is an amount greater than **, then within ** of such final determination, JV Newco shall pay to United (or its direct or indirect wholly owned Subsidiary, as relevant), by wire transfer of immediately available funds, an amount in cash equal to the absolute value of the difference between the United Post-Completion Adjustment Amount and **; and

(iii)        the United Post-Completion Adjustment Amount is equal to **, then no payment shall be required by any Party pursuant to this Section 2.8(d).  "

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b 2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

4.2         Section 3.5 shall be amended by adding the following new paragraph (g) at the end thereof:

"(g)       a certificate duly executed by an authorized officer of United certifying that as of the Completion Date, the amount of cash and cash equivalents included in Current Assets of the United Business is not less than ** (and attaching a bank statement(s) or other evidence thereof).”

4.4         At the end of Section 3.5(e) “and” shall be deleted.

4.3         At the end of Section 3.5(f) the full stop shall be deleted and replaced with “; and”.

5.          Amendment to Exhibit 11.1(e)

5.1         Exhibit 11.1(e) to the Contribution Agreement shall be amended as set forth in Exhibit 1 hereto.

6.          **

7.          **

8.          Completion Date

8.1         For the purposes of Section 3.1 of the Contribution Agreement and notwithstanding any other provision in the Contribution Agreement or Completion Date Side Letter to the contrary, each Party agrees that the Completion Date shall be a Business Day not later than **, or such other date as the Parties may further agree in writing.

8.2         For the avoidance of doubt, each reference to "Completion Date" in the Contribution Agreement shall be a reference to the date referred to in Clause 8.1 of this Deed.

9.          This Amendment constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes the Completion Date Side Letter and all prior agreements and understandings both written and oral, among the Parties with respect to the subject matter hereof (including, for the avoidance of doubt, the Contribution Agreement), and is not intended to confer upon any other person any rights or remedies hereunder. If there is any conflict between the provisions of this Clause 8 and of the Contribution Agreement, then, with respect to the subject matter hereof, this Clause 8 shall prevail to the extent of the inconsistency and as permitted by Applicable Law.

10.        Miscellaneous

10.1       The provisions of Sections 12.2 (Governing Law), 12.3 (Assignment; Binding Upon Successors and Assigns), 12.4 (Severability), 12.5 (Counterparts), 12.6 (Other Remedies), 12.7 (Amendments and Waivers), 12.8 (Specific Performance), 12.9 (Notices), 12.11 (Third Party Beneficiary Rights), 12.12 (Dispute Resolution), 12.13 (Process Agent), 12.17 (No set off, deduction or counterclaim), 12.22 (Language) and 12.23 (Legal advice) of the Contribution Agreement shall apply to this letter agreement mutatis mutandis.

10.2       Save as amended by this letter agreement, the Contribution Agreement shall remain in full force and effect on its existing terms.

11.        Please confirm your agreement to the terms of this letter agreement by counter-executing below.

[Signature Page Next]

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b 2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

EXECUTION PAGES

EXECUTED and DELIVERED as a DEED by	)
YANDEX N.V.	)
a company incorporated in	)	……………………………..……………………
the Netherlands, acting by	)	Authorised Person
A.A. DE CUBA, proxyholder	)
who, in accordance with the laws of that	)
territory, is acting under the authority of	)
the company in the presence of:	)

Signature of witness		……………………………..……………………

Name of witness
(in BLOCK CAPITALS)		……………………………..……………………

Address of witness		……………………………..……………………
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Occupation of witness		……………………………..……………………

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b 2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

EXECUTED and DELIVERED as a DEED by	)
STICHTING YANDEX EQUITY INCENTIVE	)
a company incorporated in	)
the Netherlands By: Yandex N.V Title: Director By:___________________________ Name: A.A. de Cuba Title: Proxyholder/Legal Counsel in the presence of:	)

Signature of witness		……………………………..……………………

Name of witness
(in BLOCK CAPITALS)		……………………………..……………………

Address of witness		……………………………..……………………
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Occupation of witness		……………………………..……………………

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b 2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

EXECUTED and DELIVERED as a DEED by

NEBEN, LLC, acting in its own capacity and in its capacity as general partner of UBER INTERNATIONAL C.V., A Dutch-law governed limited partnership in the presence of:

	) ) ) ) )	By:___________________________ Name: Francois Chadwick Title: Member of IP Management Committee

Signature of witness		……………………………..……………………

Name of witness
(in BLOCK CAPITALS)		……………………………..……………………

Address of witness		……………………………..……………………
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Occupation of witness		……………………………..……………………

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b 2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

EXECUTED and DELIVERED as a DEED by	)
MLU B.V.	)
a company incorporated in	)	……………………………..……………………
the Netherlands, acting by	)	Authorised Person
A.A. DE CUBA, proxyholder	)
who, in accordance with the laws of that	)
territory, is acting under the authority of	)
the company in the presence of:	)

Signature of witness		……………………………..……………………

Name of witness
(in BLOCK CAPITALS)		……………………………..……………………

Address of witness		……………………………..……………………
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Occupation of witness		……………………………..……………………